UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 29, 2008

INTERNATIONAL RECTIFIER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7935	95-1528961
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

233 Kansas Street
El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b) Change in Principal Executive Officer

Effective March 1, 2008, upon the installation of Mr. Oleg Khaykin as Chief Executive Officer of International Rectifier Corporation (the “Company”), Mr. Donald R. Dancer relinquished the position of acting Chief Executive Officer and assumed the position of Executive Vice President and Chief Administrative Officer of the Company as described in 5.02(c) below.

5.02(c) Appointment of Officer

(1) On February 29, 2008, the Board of Directors (the “Board”) of the Company elected Mr. Donald R. Dancer to the newly created position of Executive Vice President and Chief Administrative Officer, effective March 1, 2008, reporting directly to the Company’s Chief Executive Officer and President.   On an interim basis, Mr. Dancer will additionally retain the positions of General Counsel and Secretary.

(2)  Mr. Dancer, age 56, had been acting Chief Executive Officer of the Company since August 28, 2007.  Mr. Dancer joined the Company in August 2002 as Vice President, Secretary and General Counsel.  Mr. Dancer was promoted to Executive Vice President in November 2005.  Prior to Mr. Dancer’s service with the Company, he was most recently General Counsel for GE Industrial Systems Solutions and served 22 years in various legal positions with the General Electric Company.   There is no family relationship between Mr. Dancer and any officer or director of the Company.

 (3) Mr. Dancer and the Company are parties to a Compensation Agreement, dated  October 29, 2007, and a Severance Agreement, dated October 29, 2007 (together the “Employment Agreement”) pursuant to which Mr. Dancer served as acting Chief Executive Officer.  The Company and Mr. Dancer are renegotiating certain terms and provisions of the Employment Agreement to better align it with the duties of his new position while preserving the value of his rights under the Employment Agreement as originally executed.  Other than an understanding that the Employment Agreement would be renegotiated, there was no arrangement or understanding between Mr. Dancer and any other person pursuant to which he was elected to his new position. The Employment Agreement was filed as Exhibits 10.1 and 10. 5 to the Company’s Current Report on Form 8-K dated and filed on November 2, 2007 and incorporated herein by reference.  A description of the amendment to the Employment Agreement, if agreement is reached, will be filed as an amendment to this Form 8-K.

                (4) Other than the Employment Agreement and his compensation and employee equity awards, there have been no transactions, and no transactions are proposed, by Mr. Dancer with related persons as defined by Item 404(a) of Regulation S-K.

                (5) The Employment Agreement sets out the compensation, incentives and other terms and conditions of Mr. Dancer’s employment in the position of acting Chief Executive Officer, and the Company and Mr. Dancer are in discussions to modify provisions of the Employment Agreement.

5.02(d) Election of Director

A.            (1) On February 29, 2008, the Board of the Company elected Mr. Thomas A. Lacey as a member of the Board.  Mr. Lacey was elected to the Class One term of the Board, expiring at the Company’s next annual meeting, for its fiscal year ending June 30, 2007.

Mr. Lacey, age 49, most recently served as President of Flextronics International’s Components Division, now Vista Point Technologies, from December 2006 until his retirement in late 2007.   Prior to Flextronics, Mr. Lacey was Chairman and Chief Executive Officer of International DisplayWorks, a liquid crystal display company, since August 2004.  Prior to International DisplayWorks, Mr. Lacey spent 13 years at Intel Corporation in various positions including serving as Vice President and General Manager of Intel’s Flash Products Group from September 2003 to August 2004.  During his tenure at Intel, Mr. Lacey also served as President of Intel Americas/Vice President of Sales and Marketing from 1998 to 2003.  Prior to that, Mr. Lacey served as Director Product Marketing/Business Management for Asia, Hong Kong after progressing through other management roles of increasing responsibility.

 (2) There was and is no arrangement or understanding between Mr. Lacey and any other persons pursuant to which Mr. Lacey was selected as a director.

                (3) Mr. Lacey has been determined by the Board to be “independent” within the meaning of the New York Stock Exchange definition of that term.  The Board has appointed Mr. Lacey to the Board’s Audit Committee and Corporate Governance and Nominating Committee.

                (4) There have been no transactions, and no transactions are proposed, by Mr. Lacey with related persons as defined by Item 404(a) of Regulation S-K.

                (5) Mr. Lacey will receive an annual retainer of $50,000, payable quarterly in arrears, and fees of $2000 for each Board meeting and $1000 for each committee meeting attended in person and $500 for each Board and committee meeting attended by telephone. He will receive an initial grant of 20,000 stock options, dated and at an exercise price per share equal to the closing price of a share of Company stock on the New York Stock Exchange on the third business day after the date on which the Company has filed all of its then due financial reports with the Securities and Exchange Commission. Mr. Lacey also will be entitled to the benefit of such other annual grants of stock options, incidental fees and reimbursement practices currently in place for the independent members of the Board.

B.             On February 29, 2008, the Board appointed Mr. Richard J. Dahl to the Board’s Audit Committee, Compensation and Stock Options Committee and Corporate Governance and Nominating Committee.

5.02(e) Compensatory Arrangements of Officer

Information regarding Mr. Dancer's compensatory arrangements is contained in the response to Item 5.02(c) above, which information is incorporated in this Item 5.02(e) by reference.  A description of the referenced amendment to Mr. Dancer's Employment Agreement, if agreement is reached, will be filed as an amendment to this Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

5.03(a) Amendment of Bylaws.

On February 29, 2008, the Board, in connection with the election of Mr. Lacey to the Board, adopted an amendment to Article III, Section 2(a) of the Company’s Restated and Amended Bylaws that increased the number of directors to eight (8) from seven (7).

Item 7.01.           Regulation FD Disclosure.

On March 5, 2008, the Company issued a press release announcing the election of Tomas A. Lacey as a member of the Board.  A copy of the Company’s press release is attached as Exhibit 99.1 and incorporated herein by reference.

On March 6, 2008, the Company issued a press release announcing the appointment of Donald R. Dancer as Executive Vice President and Chief Administrative Officer of the Company.  A copy of the Company’s press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this report on Form 8-K, including Exhibits 99.1 and 99.2, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report.  The furnishing of the information in this Item 7.01 of this report is not intended to and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material investor information that is not otherwise publicly available.

Item 9.01.           Financial Statements and Exhibits.

(d)                             Exhibits

Exhibit Number	Description
99.1	Press Release of International Rectifier Corporation, dated March 5, 2008, regarding the election of Tomas A. Lacey as a member of the Board of Directors.
99.2	Press Release of International Rectifier Corporation, dated March 6, 2008, regarding the appointment of Donald R. Dancer as Executive Vice President and Chief Administrative Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL RECTIFIER
CORPORATION

Date: March 6, 2008	By	/s/ Donald R. Dancer
Donald R. Dancer,
Executive Vice President and Chief Administrative Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of International Rectifier Corporation, dated March 5, 2008, regarding the election of Tomas A. Lacey as a member of the Board of Directors.
99.2	Press Release of International Rectifier Corporation, dated March 6, 2008, regarding the appointment of Donald R. Dancer as Executive Vice President and Chief Administrative Officer of the Company.